Exhibit 99.1

August 3, 2015
Limelight Networks(R) Reports Financial Results for the Second Quarter of 2015

•	Revenue of $43.8 million and GAAP $0.06 net loss per basic share

•	Non-GAAP net loss of $0.04 per basic share

•	$75 million of cash, cash equivalents and marketable securities

•	2015 revenue guidance raised to between $170 and $174 million
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $43.8 million for the second quarter which ended June 30, 2015, compared to $41.3 million in the second quarter of 2014, an increase of six percent.
During the second quarter of 2014, revenue from Netflix was $5.4 million. Revenue was also negatively impacted in the second quarter of 2015 by changes in foreign currency of approximately $1.0 million. Adjusting for the impact of these items, revenue increased by 25 percent period over period and 4 percent sequentially.
GAAP gross margins were 41.4% in the second quarter of 2015, up 300 basis points from 38.4% in the second quarter of 2014. Effective April 1, 2015, we reorganized job responsibilities of certain employees from cost of services to research and development, on a prospective basis. This reorganization resulted in approximately $0.75 million, or 170 basis points, of improvement in gross margin period over period.
On a GAAP basis, Limelight reported a loss from continuing operations of $6.4 million, or $0.06 per basic share, for the second quarter of 2015, compared to a loss from continuing operations of $7.1 million, or $0.07 per basic share, in the second quarter of 2014.
Non-GAAP net loss was $4.1 million, or $0.04 per basic share, for the second quarter of 2015 compared to a non-GAAP net loss of $3.6 million, or $0.04 per basic share, in the second quarter of 2014.
EBITDA from continuing operations was negative $1.2 million for the second quarter of 2015 compared to negative $1.9 million for the second quarter of 2014. Adjusted EBITDA was $0.9 million for the second quarter of 2015 compared to $1.3 million for the second quarter of 2014.
Limelight ended the second quarter with 563 employees, up from 533 employees at the end of the first quarter of 2015, and up from 477 employees in the year ago period.
Based on current conditions, for the full-year 2015, Limelight is raising revenue guidance to between $170 and $174 million from our previous guidance provided last quarter of between $164 and $170 million.  Non-GAAP net loss is now expected to be between $0.10 and $0.16 per share, compared to guidance provided last quarter of a net loss of between $0.08 and $0.18 per share. Capital expenditures for the full-year 2015 are expected to be between $22 and $26 million.  Third quarter 2015 revenue is expected to be between $42 and $44 million. In the third quarter of 2014 Netflix revenue was $1.2 million.
Commenting on the results, Chief Executive Officer, Robert Lento said, “We’ve had a strong first half and are focused on achieving continuing revenue growth and margin improvement, and a reduction in cash usage for the second half. I’m very pleased with the improved second quarter performance. Robust revenue growth and the continuing and meaningful improvements in our gross margin, coupled with disciplined control over our expenses, helped deliver one of the best quarterly results in our recent history."
He added, “Over the last eight quarters, we’ve established Limelight as a trusted partner for our customers, offering enhanced products, improved network performance and a better response to their needs to help them grow, compete and thrive. We are in the early stages of realizing the full potential of our financial performance and we will continue to work hard to make meaningful improvements from here.”

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$40,502	$57,767
Marketable securities	34,415	35,317
Accounts receivable, net	31,444	22,622
Income taxes receivable	212	237
Deferred income taxes	71	78
Prepaid expenses and other current assets	9,714	9,625
Total current assets	116,358	125,646
Property and equipment, net	37,788	32,636
Marketable securities, less current portion	40	40
Deferred income taxes, less current portion	1,374	1,364
Goodwill	76,381	76,133
Other intangible assets, net	693	1,071
Other assets	4,437	4,451
Total assets	$237,071	$241,341
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,339	$7,065
Deferred revenue	4,142	3,509
Capital lease obligations	—	223
Income taxes payable	185	248
Other current liabilities	11,391	14,383
Total current liabilities	30,057	25,428
Capital lease obligations, less current portion	—	135
Deferred income taxes	134	170
Deferred revenue, less current portion	89	405
Other long-term liabilities	2,585	3,040
Total liabilities	32,865	29,178
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 300,000 shares authorized at June 30, 2015 and December 31, 2014; 100,440 and 98,409 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	100	98
Additional paid-in capital	470,389	464,294
Accumulated other comprehensive loss	(9,795)	(7,786)
Accumulated deficit	(256,488)	(244,443)
Total stockholders’ equity	204,206	212,163
Total liabilities and stockholders’ equity	$237,071	$241,341

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Percent	June 30,	Percent	June 30,	June 30,	Percent
	2015	2015	Change	2014	Change	2015	2014	Change
Revenues	$43,795	$42,329	3%	$41,343	6%	$86,124	$82,512	4%
Cost of revenue:
Cost of services (1)	21,271	21,657	(2)%	21,326	—%	42,928	42,891	—%
Depreciation — network	4,376	4,153	5%	4,144	6%	8,528	8,481	1%
Total cost of revenue	25,647	25,810	(1)%	25,470	1%	51,456	51,372	—%
Gross profit	18,148	16,519	10%	15,873	14%	34,668	31,140	11%
Gross profit percentage	41.4%	39.0%		38.4%		40.3%	37.7%
Operating expenses:
General and administrative (1)	6,081	6,850	(11)%	7,643	(20)%	12,932	14,671	(12)%
Sales and marketing (1)	10,002	10,276	(3)%	9,370	7%	20,278	19,624	3%
Research and development (1)	7,646	6,263	22%	4,859	57%	13,909	9,437	47%
Depreciation and amortization	635	640	(1)%	977	(35)%	1,276	2,043	(38)%
Total operating expenses	24,364	24,029	1%	22,849	7%	48,395	45,775	6%
Operating loss	(6,216)	(7,510)	(17)%	(6,976)	(11)%	(13,727)	(14,635)	(6)%
Other income (expense):
Interest expense	—	(4)	(100)%	(7)	(100)%	(4)	(19)	(79)%
Interest income	75	74	1%	67	12%	149	137	9%
Other, net	(131)	1,812	(107)%	(195)	(33)%	1,682	(178)	(1,045)%
Total other income (expense)	(56)	1,882	(103)%	(135)	(59)%	1,827	(60)	(3,145)%
Loss from continuing operations before income taxes	(6,272)	(5,628)	11%	(7,111)	(12)%	(11,900)	(14,695)	(19)%
Income tax expense	90	55	64%	27	233%	145	83	75%
Loss from continuing operations	(6,362)	(5,683)	12%	(7,138)	(11)%	(12,045)	(14,778)	(18)%
Discontinued operations:
Income from discontinued operations, net of income taxes	—	—	NA	269	NA	—	269	NA
Net loss	$(6,362)	$(5,683)	12%	$(6,869)	(7)%	$(12,045)	$(14,509)	(17)%
Net loss per share:
Basic and diluted
Continuing operations	$(0.06)	$(0.06)		$(0.07)		$(0.12)	$(0.15)
Discontinued operations	—	—		0.00		—	0.00
Total	$(0.06)	$(0.06)		$(0.07)		$(0.12)	$(0.15)

Weighted average shares used in per share calculation:
Basic and diluted	99,841	98,636		98,419		99,239	98,183

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Share-based compensation:
Cost of services	$571	$513	$498	$1,084	$1,002
General and administrative	1,476	1,406	1,165	2,882	2,365
Sales and marketing	608	689	601	1,297	1,126
Research and development	625	461	370	1,086	720
Total share-based compensation	$3,280	$3,069	$2,634	$6,349	$5,213

Depreciation and amortization:
Network-related depreciation	$4,376	$4,153	$4,144	$8,528	$8,481
Other depreciation and amortization	434	443	639	877	1,368
Amortization of intangible assets	201	197	338	399	675
Total depreciation and amortization	$5,011	$4,793	$5,121	$9,804	$10,524

Net decrease in cash, cash equivalents and marketable securities:	$(6,027)	$(12,140)	$(4,921)	$(18,167)	$(11,012)

End of period statistics:
Approximate number of active customers	1,035	1,080	1,186	1,035	1,186

Number of employees	563	533	477	563	477

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Operating activities
Net loss	$(6,362)	$(5,683)	$(6,869)	$(12,045)	$(14,509)
Income from discontinued operations	—	—	269	—	269
Net loss from continuing operations	(6,362)	(5,683)	(7,138)	(12,045)	(14,778)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	5,011	4,793	5,121	9,804	10,524
Share-based compensation	3,280	3,069	2,634	6,349	5,213
Foreign currency remeasurement loss (gain)	96	(1,691)	152	(1,595)	140
Deferred income taxes	(62)	(53)	(179)	(115)	(202)
Accounts receivable charges	224	246	352	470	512
Amortization of premium on marketable securities	48	58	113	106	286
Non cash tax benefit associated with income from discontinued operations	—	—	(59)	—	(59)
Changes in operating assets and liabilities:
Accounts receivable	(4,312)	(4,980)	(1,169)	(9,292)	(3,148)
Prepaid expenses and other current assets	(1,352)	1,150	1,645	(202)	572
Income taxes receivable	13	(2)	129	11	108
Other assets	217	792	311	1,009	928
Accounts payable	2,992	382	(512)	3,374	3,296
Deferred revenue	520	(203)	24	317	(807)
Other current liabilities	397	(2,105)	153	(1,708)	(2,819)
Income taxes payable	52	(52)	(13)	—	(119)
Other long term liabilities	(175)	(269)	(62)	(444)	(235)
Net cash provided by (used in) operating activities of continuing operations	587	(4,548)	1,502	(3,961)	(588)
Investing activities
Purchases of marketable securities	(1,965)	(9,956)	(9,486)	(11,921)	(14,683)
Maturities of marketable securities	1,920	9,840	8,485	11,760	12,865
Purchases of property and equipment	(5,395)	(6,666)	(5,844)	(12,061)	(8,909)
Proceeds from sale of discontinued operations	—	—	414	—	414
Net cash used in investing activities of continuing operations	(5,440)	(6,782)	(6,431)	(12,222)	(10,313)
Financing activities
Payments on capital lease obligations	—	(358)	(163)	(358)	(323)
Payment of employee tax withholdings related to restricted stock vesting	(837)	(1,107)	(307)	(1,944)	(1,171)
Cash paid for purchase of common stock	—	(957)	(1,204)	(957)	(1,204)
Proceeds from exercise of stock options and employee stock plan	544	1,975	617	2,519	734
Net cash used in financing activities of continuing operations	(293)	(447)	(1,057)	(740)	(1,964)
Effect of exchange rate changes on cash and cash equivalents	140	(482)	176	(342)	313
Net decrease in cash and cash equivalents	(5,006)	(12,259)	(5,810)	(17,265)	(12,552)
Cash and cash equivalents, beginning of period	45,508	57,767	79,214	57,767	85,956
Cash and cash equivalents, end of period	$40,502	$45,508	$73,404	$40,502	$73,404
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA from continuing operations and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) without the effects of share-based compensation, litigation defense expenses, amortization of intangible assets, discontinued operations and the gain (loss) on sale of our web content management (WCM) business. We define EBITDA from continuing operations as U.S. GAAP net income (loss) before interest and other (income) expense, interest expense, income tax expense, depreciation and amortization, discontinued operations and gain (loss) on sale of WCM. We believe that EBITDA from continuing operations provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA from continuing operations adjusted for share-based compensation

Exhibit 99.1

and litigation defense expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.
The terms Non-GAAP net income (loss), EBITDA from continuing operations and Adjusted EBITDA are not defined under United States generally accepted accounting principles, or United States GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with United States GAAP. Our Non-GAAP net income (loss), EBITDA from continuing operations and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA from continuing operations and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with United States GAAP. Some of these limitations include, but are not limited to:
• EBITDA from continuing operations and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
• they do not reflect changes in, or cash requirements for, our working capital needs;
• they do not reflect the cash requirements necessary for litigation costs;
• they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
• they do not reflect income taxes or the cash requirements for any tax payments;
• although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA from continuing operations and Adjusted EBITDA do not reflect any cash requirements for such replacements;
• while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
• other companies may calculate EBITDA from continuing operations and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP net income (loss) and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA from continuing operations and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, Limelight is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30, 2015		March 31, 2015		June 30, 2014		June 30, 2015		June 30, 2014
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(6,362)	$(0.06)	$(5,683)	(0.06)	$(6,869)	$(0.07)	$(12,045)	$(0.12)	$(14,509)	$(0.15)
Share-based compensation	3,280	0.03	3,069	0.03	2,634	0.03	6,349	0.06	5,213	0.05
Litigation defense expenses	(1,174)	(0.01)	19	—	536	0.01	(1,155)	(0.01)	809	0.01
Amortization of intangible assets	201	—	197	—	338	—	399	—	675	0.01
Loss on sale of the WCM business	—	—	—	—	—	—	—	—	62	—
Income from discontinued operations	—	—	—	—	(269)	—	—	—	(269)	—
Non-GAAP net loss	$(4,055)	$(0.04)	$(2,398)	$(0.02)	$(3,630)	$(0.04)	$(6,452)	$(0.07)	$(8,019)	$(0.08)

Weighted average shares used in per share calculation:		99,841		98,636		98,419		99,239		98,183

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
U.S. GAAP net loss	$(6,362)	$(5,683)	$(6,869)	$(12,045)	$(14,509)
Depreciation and amortization	5,011	4,793	5,121	9,804	10,524
Interest expense	—	4	7	4	19
Loss on sale of the WCM business	—	—	—	—	62
Interest and other expense (income)	56	(1,886)	128	(1,831)	(21)
Income tax expense	90	55	27	145	83
Income from discontinued operations	—	—	(269)	—	(269)
EBITDA from continuing operations	$(1,205)	$(2,717)	$(1,855)	$(3,923)	$(4,111)
Share-based compensation	3,280	3,069	2,634	6,349	5,213
Litigation defense expenses	(1,174)	19	536	(1,155)	809
Adjusted EBITDA	$901	$371	$1,315	$1,271	$1,911
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our strategic focus; our expectations regarding revenues for the third quarter and full year 2015; non-GAAP net loss and capital expenditures for the full-year 2015; the growth of our business; the performance of our services; and our relationship with our

Exhibit 99.1

customers. Our expectations and beliefs regarding these matters may not materialize. The potential risk and uncertainties that could cause actual results to differ materially from the results predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of August 3, 2015, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations secure digital content, deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer relationships — all while reducing costs.  For more information, please visit www.limelight.com, read our blog, follow us on Twitter, Facebook and LinkedIn and be sure to visit Limelight Connect.”
Copyright (C) 2015 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English

CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com

Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ